EXHIBIT 7.4

                          SHAREHOLDER VOTING AGREEMENT

          This Shareholder Voting Agreement (the "Agreement") is entered into as of May 24, 1999, between the undersigned Christopher M. Melson, a shareholder (the "Shareholder") of Texas Micro Inc., a Delaware corporation ("TMI"), and RadiSys Corporation, an Oregon corporation ("RadiSys").

          A. Contemporaneously with the execution and delivery of this Agreement, TMI, RadiSys and Tabor Merger Corp. are entering into an Agreement of Reorganization and Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Tabor Merger Corp. will merge with and into TMI (the "Merger"), upon the terms and conditions set forth therein.

          B. The Shareholder desires that the Merger occur and that the Shareholder receive the Merger Consideration, as defined in the Merger Agreement.

                                    AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Representations of Shareholder. The Shareholder represents that he
(a) is the holder of 1,500 shares of the Common Stock of TMI (the Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock of TMI other than his Shares, but excluding any shares of the Common Stock which he has the right to obtain upon the exercise of stock options outstanding on the date hereof and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

          2. Agreement to Vote Shares. The Shareholder agrees to vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote to approve the Merger and to approve and adopt the Merger Agreement. The Shareholder agrees to deliver to Glenford J. Myers, Chairman of the Board of RadiSys, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4), with the total number of his Shares and any New Shares correctly indicated thereon.

          3. No Voting Trusts. After the date hereof, the Shareholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his

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Shares in a voting trust or subject any of his Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with RadiSys.

          4. No Proxy Solicitations. The Shareholder agrees that he will not, nor will he permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger, (b) subject to Section 10, directly or indirectly solicit, encourage, initiate or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction (as defined in the Merger Agreement) or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to, an Acquisition Transaction proposal, (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of TMI for the purpose of opposing or competing with the consummation of the Merger, or (d) take any action which would prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement.

          5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his Shares or New Shares during the period commencing on May 24, 1999 and ending after the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

          6. Additional Purchases. During the period commencing on May 24, 1999 and ending after the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms, the Shareholder agrees that he will not (i) purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), or (ii) voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless he agrees to deliver to RadiSys immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4). The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

          7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party

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hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

          9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          10. Shareholder Capacity. The execution of this Agreement by Shareholder shall be solely in his capacity as the beneficial owner of the Shares held by Shareholder, and Shareholder makes no agreement or understanding herein in his capacity, if any, as a director or officer of TMI.

          14. Spousal Interests in Shares. To the extent that any of Shareholder's Shares constitute the community property of Shareholder and his spouse, Shareholder shall obtain the spouse's acknowledgment of and consent to the existence and binding effect of this Agreement, by executing a spousal consent in the form attached hereto as Exhibit B, and incorporated into this Agreement by reference.

          12. Miscellaneous.

               12.1 This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Oregon.

               12.2 If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

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               12.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               12.4 This Agreement shall terminate upon the earliest to occur of
     (i) the consummation of the Merger or (ii) termination of the Merger Agreement.

               12.5 All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               12.6 The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Merger Agreement is executed and delivered by RadiSys, TMI and Tabor Merger Corp. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

RADISYS:                               RADISYS CORPORATION


                                       By: GLENFORD J. MYERS
                                           -------------------------------------
                                       Name: Glenford J. Myers
                                       Title: President and CEO


SHAREHOLDER:                           CHRISTOPHER M. MELSON
                                       -----------------------------------------
                                       Name: Christopher M. Melson

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                                                                       EXHIBIT A


                                  FORM OF PROXY

          The undersigned, for consideration received, hereby appoints Glenford
J. Myers, Chairman of the Board of RadiSys Corporation, his proxy, with power of substitution, to vote all shares of common stock of Texas Micro Inc., a Delaware corporation ("TMI"), owned by the undersigned at the upcoming Special Meeting of Stockholders of TMI, and at any adjournment thereof, FOR approval and adoption of the Merger Agreement, dated as of May 24, 1999, between RadiSys Corporation, TMI and Tabor Merger Corp. (the "Merger Agreement"). This proxy is coupled with an interest and is irrevocable until such time as the Shareholder Voting Agreement, dated as of May 24, 1999, among the undersigned and RadiSys Corporation terminates in accordance with its terms.


                                       Dated: __________________



                                       _________________________________________
                                       (Signature of Shareholder)

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                                                                       EXHIBIT B


                             FORM OF SPOUSAL CONSENT

          I, the spouse of Christopher M. Melson, have read and hereby approve the foregoing Agreement. I hereby agree to be irrevocably bound by the Agreement and further agree that any community interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


Dated: May 25, 1999                    MONICA G. MELSON
       ------------                    -----------------------------------------

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